UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2009

ALTRIA GROUP, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-8940	13-3260245
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6601 West Broad Street, Richmond, Virginia		23230
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (804) 274-2200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements With Certain Officers.

(e) Restricted Stock. On December 15, 2009, pursuant to the 2005 Performance Incentive Plan (the “Plan”), the Compensation Committee of the Board of Directors of Altria Group, Inc. (“Altria”) approved the aggregate values of the grants of restricted stock awards to be made on December 31, 2009 (“Grant Date”) to the following named executive officers as indicated below. The number of shares of restricted stock awarded will be determined based on the fair market value of Altria’s common stock as of the Grant Date in accordance with the terms of the Plan. The restricted stock awards will vest five years from the Grant Date.

Name	Aggregate Value
Martin J. Barrington	$2,000,000
David R. Beran	2,500,000
Denise F. Keane	1,500,000

Altria will provide additional information regarding the compensation of its executive officers in its proxy statement for the 2010 Annual Meeting of Shareholders, which will be issued in April.

The terms of the restricted stock awards will be set forth in the restricted stock award agreements, which will be effective as of the Grant Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTRIA GROUP, INC.

By:	/S/ W. HILDEBRANDT SURGNER, JR.
	Name:	W. Hildebrandt Surgner, Jr.
	Title:	Corporate Secretary and Senior Assistant General Counsel

DATE: December 21, 2009